UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

EATON VANCE CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8100	04-2718215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two International Place, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 672-8000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Notes Offering

On June 14, 2013, Eaton Vance Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in the Underwriting Agreement, pursuant to which the Company agreed to sell to the Underwriters $325 million aggregate principal amount of its 3.625% senior notes due 2023 (the “Notes”), for sale by the Underwriters (collectively the “Offering”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-189309) and a related preliminary prospectus supplement and prospectus supplement filed with the U.S. Securities and Exchange Commission. The Offering will result in net proceeds, after underwriting fees and estimated expenses, of approximately $321 million. The offering of the Notes is expected to close on June 25, 2013, subject to customary closing conditions.

The Notes will be issued pursuant to an Indenture dated as of October 2, 2007 between the Company and Wilmington Trust, National Association, as trustee, and a Second Supplemental Indenture to be entered into between the Company and Wilmington Trust, National Association, as trustee.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

Tender Offer

On June 14, 2013, the Company commenced an offer to purchase (the “Tender Offer”) for cash up to $250 million aggregate principal amount of its outstanding 6.500% senior notes due 2017 (the “Tender Notes”). The consideration for each $1,000 principal amount of Tender Notes validly tendered and not validly withdrawn before 5:00 p.m. New York City time, on June 27, 2013 (as may be extended, the “Early Tender Date”) and accepted for purchase pursuant to the Tender Offer will be determined by reference to a fixed spread of 0.3% over the yield based on the bid-side price of the 0.625% U.S. Treasury Notes due 2017 as calculated by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC at 1:00 p.m., New York City time, on June 27, 2013. The consideration payable for the Tender Notes includes an early tender premium of $30.00 per $1,000 principal amount of Tender Notes accepted for purchase. Holders of Tender Notes tendered after the Early Tender Date but before 11:59 p.m. New York City time, on July 12, 2013 (as may be extended, the “Expiration Time”) and accepted for purchase pursuant to the Tender Offer will not receive the early tender premium. In addition, all holders of Tender Notes accepted for purchase pursuant to the Tender Offer will receive accrued and unpaid interest on their Tender Notes from the last interest payment date to the applicable settlement date. No tenders submitted after the Expiration Time will be valid.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

Date: June 17, 2013	/s/ Laurie G. Hylton
Laurie G. Hylton, Chief Financial Officer & Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 14, 2013, among Eaton Vance Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, and the other underwriters named therein.

3.1	The Company’s Articles of Incorporation, as amended, are filed as Exhibit 3.1 to the Company’s registration statement on Form S-3 dated June 14, 2013, filed pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 (S.E.C. File No. 333-189309) and are incorporated herein by reference.